SCHEDULE 14A INFORMATION
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Renaissance Learning, Inc.

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES STANDING FOR ELECTION
EXECUTIVE COMPENSATION
SEVERANCE AGREEMENTS
NON-EMPLOYEE DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND TRANSACTIONS
PENDING LEGAL PROCEEDINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
INDEPENDENT AUDITORS
SUBMISSION OF SHAREHOLDER PROPOSALS
PROPOSAL TWO: OTHER MATTERS
RENAISSANCE LEARNING, INC.
2911 Peach Street
P.O. Box 8036
Wisconsin Rapids, Wisconsin 54495-8036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 19, 2006
To the Shareholders of Renaissance Learning, Inc.:
      The 2006 annual meeting of shareholders of Renaissance Learning, Inc. will be held at the company’s offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin 54495, on Wednesday, April 19, 2006 at 1:00 p.m., local time (and at any adjournment thereof), for the following purposes:

(1)	To elect seven directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and qualified; and

(2)	To transact such other business as may properly come before the annual meeting (and any adjournment thereof), all in accordance with the accompanying proxy statement.
      Shareholders of record at the close of business on Monday, February 27, 2006, are entitled to notice of and to vote at the annual meeting.
      All shareholders are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, you are urged to complete, date and sign the accompanying proxy card and return it as soon as possible in the enclosed envelope which has been provided for your convenience. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Mary T. Minch, Secretary
March 13, 2006

RENAISSANCE LEARNING, INC.
2911 Peach Street
P.O. Box 8036
Wisconsin Rapids, Wisconsin 54495-8036
March 13, 2006

PROXY STATEMENT
      This proxy statement is furnished by our board of directors for the solicitation of proxies from the holders of our common stock in connection with the annual meeting of shareholders to be held at our offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin 54495, on Wednesday, April 19, 2006 at 1:00 p.m., local time, and at any adjournment thereof. It is expected that the notice of annual meeting of shareholders, this proxy statement and the accompanying proxy card, together with our annual report to shareholders for fiscal 2005, will be mailed to shareholders starting on or about March 13, 2006.
      Shareholders can ensure that their shares are voted at the annual meeting by signing and returning the accompanying proxy card in the envelope provided. The submission of a signed proxy will not affect a shareholder’s right to attend the annual meeting and vote in person. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the secretary of the company a written revocation or a proxy bearing a later date. The presence at the annual meeting of a shareholder who has signed a proxy does not, by itself, revoke that proxy unless the shareholder attending the annual meeting files a written notice of revocation of the proxy with the secretary of the company at any time prior to the voting of the proxy.
      Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of each of the individuals nominated as a director.
      The board of directors knows of no other matters to be presented for shareholder action at the annual meeting. If any other matters properly come before the annual meeting, the persons named as proxies will vote on such matters in their discretion.
      The expense of printing and mailing proxy materials, including expenses involved in forwarding proxy materials to beneficial owners of common stock held in the name of another person, will be paid by us. No solicitation, other than by mail, is currently planned, except that certain of our officers or employees may solicit the return of proxies from shareholders by telephone.
      Only shareholders of record at the close of business on Monday, February 27, 2006 (this date is referred to as the “record date”) are entitled to receive notice of and to vote the shares of common stock registered in their name at the annual meeting. As of the record date, we had outstanding 30,118,534 shares of common stock. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.
      Under Wisconsin law and our by-laws, the presence of a quorum is required to conduct business at the annual meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The shares represented at the annual meeting by proxies that are marked “withhold authority” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.
      Directors are elected by the affirmative vote of a plurality of the shares of common stock present, either in person or by proxy, at the annual meeting and entitled to vote. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information as of December 31, 2005 regarding the beneficial ownership of shares of common stock by (i) each director and nominee for director, (ii) the chief executive officer of the company and the four most highly compensated executive officers other than the chief executive officer who were serving as such on December 31, 2005 (collectively, these five executives are referred to as the “named executive officers”), (iii) all directors and executive officers as a group and (iv) each person believed by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the business address of each of the following is 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

	Amount and Nature of		Percent of
	Beneficial Ownership(1)		Outstanding Shares(14)

Judith Ames Paul	11,271,333	(2)	37.0%
Terrance D. Paul	11,271,333	(3)	37.0%
John R. Hickey	600,065	(4)	1.9%
John H. Grunewald	49,307	(5)	*
Gordon H. Gunnlaugsson	45,307	(6)	*
Harold E. Jordan	46,827	(7)	*
Addison L. Piper	48,307	(8)	*
Judith A. Ryan	16,946	(9)	*
Steven A. Schmidt	70,315	(10)	*
Mary T. Minch	2,661	(11)	*
All directors and executive officers as a group (10 persons)	23,422,401	(12)	74.7%
Steven C. Bell	1,584,985	(13)	5.2%

*	Less than 1% of the outstanding common stock.

(1)	Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed.

(2)	Includes options for 122,813 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Also includes 219,780 shares held by Global Equity Holding Partnership, a family partnership. Ms. Paul is married to Terrance D. Paul, and Mr. Paul’s shares of common stock are not included in the number of shares beneficially owned by Ms. Paul, even though Ms. and Mr. Paul are deemed to share voting and investment power over their combined stock holdings.

(3)	Includes options for 122,813 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Also includes 219,780 shares held by Global Equity Holding Partnership, a family partnership. Mr. Paul is married to Judith Ames Paul, and Ms. Paul’s shares of common stock are not included in the number of shares beneficially owned by Mr. Paul, even though Mr. and Mrs. Paul are deemed to share voting and investment power over their combined stock holdings.

(4)	Includes options for 520,193 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Mr. Hickey resigned as an officer and director of the company on February 15, 2006.

(5)	Includes options for 39,307 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Mr. Grunewald disclaims beneficial ownership of 1,000 of the shares of common stock indicated in the table, as such shares are held by his wife.

(6)	Includes options for 39,307 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005.

(7)	Includes 7,520 shares of common stock held in a joint account over which Mr. Jordan shares voting power with his wife. Also includes options for 39,307 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005.

(8)	Includes options for 33,307 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005.

(9)	Includes options for 16,946 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005.

(10)	Includes options for 70,315 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Mr. Schmidt resigned as an officer of the company on January 17, 2006.

(11)	Includes options for 1,674 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Also includes 987 shares of unvested restricted stock as of December 31, 2005. With regard to the restricted stock, Ms. Minch has sole voting power and no dispositive power.

(12)	Includes options for 1,005,982 shares of common stock, which are currently exercisable as of, and/or exercisable within 60 days of, December 31, 2005. Also includes 987 shares of unvested restricted stock as of December 31, 2005.

(13)	The address of Steven C. Bell is 121 2nd Street South, P.O. Box 8000, Wisconsin Rapids, Wisconsin 54495. The information in the table is based on a Schedule 13G which was filed by Mr. Bell with the Securities and Exchange Commission reporting that he had, as of December 31, 2005, sole voting power and sole dispositive power over 1,584,985 shares of common stock resulting from his position and ownership of Tahoe Trust Company (which beneficially owns 1,390,197 shares) and WoodTrust Asset Management, N.A. (which beneficially owns 172,413 shares).

(14)	Based on 30,349,053 shares outstanding as of December 31, 2005.

PROPOSAL ONE: ELECTION OF DIRECTORS
      The number of directors constituting the whole board of directors is currently fixed at seven. Directors are elected at each annual meeting of shareholders to hold office for a one-year term and until their successors are duly elected and qualified. Accordingly, the board of directors has selected the seven members currently serving on the board as nominees for election at the annual meeting.
      All of the nominees have served as directors since the last annual meeting of shareholders.
      All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy card will vote for the election of another person or persons as the board of directors recommends.
NOMINEES STANDING FOR ELECTION

Name and Age
of Director	Office

Judith Ames Paul Age 59	Ms. Paul is the co-founder of the company and has been chairman of the board of directors since February 2006. From 1986 until July 2001, and again from August 2002 until July 2003, Ms. Paul served as chairman of the board, and from July 2001 until August 2002, and again from July 2003 until February 2006, Ms. Paul served as co-chairman with Mr. Paul. Ms. Paul has been a director since 1986. Ms. Paul acts as our spokesperson and is a leading teacher advocate. Ms. Paul holds a bachelor’s degree in elementary education from the University of Illinois. Judith Paul is Terrance Paul’s wife.

Terrance D. Paul Age 59	Mr. Paul is the co-founder of the company and has been our president and chief executive officer since February 2006. From August 2002 until July 2003, Mr. Paul served as our chief executive officer. From July 1996 until July 2001, Mr. Paul served as vice chairman of the board and from July 2001 until August 2002, and again from July 2003 until February 2006, Mr. Paul served as co-chairman with Ms. Paul. Mr. Paul has been a director since 1986. Mr. Paul holds a law degree from the University of Illinois and an MBA from Bradley University. Terrance Paul is Judith Paul’s husband.

John H. Grunewald Age 69	Mr. Grunewald has been a director since September 1997. From September 1993 to January 1997, Mr. Grunewald served as the executive vice president, chief financial officer and secretary of Polaris Industries Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. Mr. Grunewald currently serves as a director and a member of the audit and board governance committees of the Nash Finch Company, a wholesale food distributor, and as a director and chairman of the audit committee of Restaurant Technologies, Inc., a supplier of full service cooking oil management systems to restaurants. Mr. Grunewald also serves on the board of Rise, Inc., a charitable institution providing occupations for handicapped and disabled children, and as a member of the board of governors of the Bethel College Foundation. Mr. Grunewald holds a bachelor’s degree in business from St. Cloud State University and an MBA in business finance from the University of Minnesota. Mr. Grunewald holds a certified public accountant (CPA) and a certified management accountant (CMA) designation. Mr. Grunewald is also a certified director as designated by the National Association of Corporate Directors (NACD).

Name and Age
of Director	Office

Gordon H. Gunnlaugsson Age 61	Mr. Gunnlaugsson has been a director since April 2000. From 1987 through 2000, Mr. Gunnlaugsson served as the executive vice president and chief financial officer of Marshall & Ilsley Corporation (M&I), a bank holding company headquartered in Milwaukee, Wisconsin. In addition, Mr. Gunnlaugsson served as a member of the board of directors of M&I from February 1994 through December 2000, and served as the vice president of M&I Marshall & Ilsley Bank, which is a subsidiary of M&I, from 1976 through 2000. Mr. Gunnlaugsson currently serves as the chairman of the board of directors of Mortgagebot LLC (a provider of web-enabled solutions for the mortgage lending industry) and the Puelicher Center for Banking at the University of Wisconsin — Madison; as a member of the board of directors of Thrivent Financial Bank, Fiduciary Management, Inc. (an investment advisory firm), Grede Foundries, Inc. and West Bend Mutual Insurance Company; and as a principal of Lakeshore Capital Partners, L.P. (a private equity fund). Mr. Gunnlaugsson holds a bachelor’s degree in business and an MBA from the University of Wisconsin, and is a certified public accountant (CPA).

Harold E. Jordan Age 55	Mr. Jordan has been a director since April 2000. Since December 1990, Mr. Jordan has served as the president and chief executive officer of World Computer Systems, Inc., a computer programming services company, and from January 1986 until December 1990, he served as its executive vice president. In addition, since October 1997, Mr. Jordan has served as the president and chief executive officer of Madras Packaging, LLC, a plastic molding company. From May 1987 until December 1996, Mr. Jordan practiced law with Jordan & Keys, a law firm, which he founded, and since January 1997, has been of counsel to the firm. Mr. Jordan currently serves as a member of the board of visitors of the University of Wisconsin Law School, a member of the board of trustees of Lawrence University, a member of the board of managers of Haverford College and a member of the board of directors of Paramount Theater. Mr. Jordan holds a bachelor’s degree from Lawrence University and a law degree from the University of Wisconsin Law School.

Addison L. Piper Age 59	Mr. Piper has been a director since July 2001. Since January 1, 2004, Mr. Piper has served as vice chairman of the board of directors of Piper Jaffray Companies (Piper Jaffray), a financial services firm. From 1987 until December 31, 2003, Mr. Piper served as the chairman of the board of directors of the predecessor of Piper Jaffray. Mr. Piper joined the firm in 1969 and has held various management positions since that time, including chief executive officer from 1983 until December 1999. Mr. Piper currently serves on the board of directors of Minnesota Public Radio and as a regent of St. Olaf College. Mr. Piper holds a bachelor’s degree from Williams College and an MBA from Stanford University.

Name and Age
of Director	Office

Judith A. Ryan, Ph.D Age 69	Dr. Ryan has been a director since February 2004. From 1998 until 2003, Dr. Ryan served as the president and chief executive officer of The Evangelical Lutheran Good Samaritan Society, a not-for-profit long-term care and senior housing services organization. Dr. Ryan’s career as a senior health care administrator spans service as the associate director of the University of Iowa Hospitals and Clinics and the associate dean of the University of Iowa College of Nursing (1995 — 1998); senior vice president and chief quality officer of Lutheran General HealthSystem in Park Ridge, Illinois (1989 — 1995); and chief executive officer of the American Nurses’ Association and its six subsidiary corporations (1982 — 1989). Dr. Ryan has served on the board of directors of numerous not-for-profit corporations and public service bodies, including Sioux Valley Hospital (2000 — 2003), St. Olaf College (1991 — 2003) and Health and Human Services Secretary Thompson’s Advisory Committee on Regulatory Reform (2001 — 2003). Dr. Ryan holds a Ph.D in hospital and health care administration from the University of Minnesota and is certified as a Senior Examiner by the Lincoln Foundation for Business Excellence
      The company is a “controlled company” under applicable Nasdaq Stock Market rules because Mr. and Ms. Paul, as a group, own more than 50% of the outstanding shares of the company’s common stock. The company is therefore exempt from certain independence requirements of the Nasdaq rules, including the requirement to maintain a majority of independent directors on the company’s board of directors. Although the company is exempt from these requirements, a majority of the members of the board of directors are “independent,” as defined under the current listing standards of the Nasdaq Stock Market. Under this definition, the independent members of the board are Messrs. Grunewald, Gunnlaugsson, Jordan and Piper, and Dr. Ryan.
      The board of directors has standing nominating, compensation and audit committees, each of which is described in more detail below. The board of directors held four meetings in 2005. Each incumbent director attended at least 75% of the meetings of the board of directors held during 2005. Each incumbent director attended at least 75% of the meetings of the board committees on which the director served in 2005, except Mr. Piper who attended 60% of the meetings held by committees on which he served (Mr. Piper served on the nominating, compensation and audit committees through April 2005 and attended three of the five committee meetings held during that period). Directors are expected to attend each regular and special meeting of the board and of each board committee on which the director serves. Directors are also expected to attend the annual shareholders’ meeting. Each incumbent director attended last year’s annual shareholders’ meeting.
      Parties who wish to communicate with the board of directors, or with a specific member of the board, may direct written communications to Ms. Mary T. Minch, our corporate secretary, at the following address: 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036. Ms. Minch will forward all such communications to the full board, or to the director to whom the communication is addressed, as applicable, at its next scheduled meeting.
      Nominating Committee. The nominating committee is responsible for, among other things (i) identifying new candidates who are qualified to serve as directors, (ii) recommending to the full board of directors the candidates for election to the board and for appointment to the board’s committees and (iii) considering any nominations for director submitted by shareholders. The nominating committee has a written charter which was filed as an exhibit to the company’s 2004 definitive proxy statement. The members of the nominating committee are Messrs. Jordan (Chairman), Grunewald and Gunnlaugsson, and Dr. Ryan. All of the members of the nominating committee are “independent,” as defined under the current listing standards of the Nasdaq Stock Market. The committee met once in 2005.
      The nominating committee will consider candidates for director nominated by shareholders in accordance with the procedures set forth in the company’s by-laws. Under the by-laws, nominations, other than those made by the board of directors or the nominating committee, must be made pursuant to timely notice in proper form to the secretary of the company. To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the company at our principal office (i) with respect to an election held at an annual meeting of shareholders, not less than 120 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not less than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.
      In addition, the nominating committee has adopted guidelines for evaluating and selecting candidates for election to the board of directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to the company in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of the company in order to carry out the responsibilities of a director.
The nominating committee will evaluate eligible shareholder-nominated candidates for election to the board in accordance with the selection guidelines, the full text of which can be found in the nominating committee charter.
      Compensation Committee. The compensation committee is responsible for, among other things, making recommendations to the board of directors concerning compensation levels of our executive officers and for administering our executive compensation plans. The members of the compensation committee are Messrs. Jordan (Chairman), Grunewald and Gunnlaugsson, and Dr. Ryan. All of the members of the compensation committee are “independent,” as defined under the current listing standards of the Nasdaq Stock Market. The compensation committee held four meetings in 2005.
      Audit Committee. The audit committee is a separately-designated standing committee of the board which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee is responsible for, among other things (i) appointing or replacing our independent auditors, (ii) reviewing the scope, results and costs of the audit with our independent auditors, (iii) reviewing the performance, qualifications and independence of the independent auditors, (iv) approving all audit and permitted non-audit services to be performed by the independent auditors, (v) reviewing our system of internal controls and (vi) overseeing compliance with our code of business conduct and ethics. The audit committee has a written charter which was filed as an exhibit to the company’s 2004 definitive proxy statement. The members of the audit committee are Messrs. Grunewald (Chairman), Jordan and Gunnlaugsson, and Dr. Ryan. The board of directors has determined that Messrs. Grunewald and Gunnlaugsson are “audit committee financial experts” and “independent” as those terms are defined in Item 401(h) of Regulation S-K. Further, all of the members of the audit committee are “independent,” as independence for audit committees is defined under the current listing standards of the Nasdaq Stock Market. The audit committee held five meetings in 2005. In addition, a teleconference was held after the end of each quarter in 2005 between management, the independent auditors, the audit committee chairman, and any other audit committee member who desired to participate to discuss the company’s quarterly financial statements and all audit and non-audit services performed by the independent auditors.
      The audit committee has adopted a code of business conduct and ethics which is applicable to all employees, including our chief executive officer and our chief financial officer, as well as members of our board of directors. The code was filed as an exhibit to our Form 10-K for the year ended December 31, 2003.

EXECUTIVE COMPENSATION
      Summary Compensation Information. The following table sets forth the compensation for the past three years for our named executive officers.
Summary Compensation Table

					Long-Term Compensation Awards

		Annual Compensation			Restricted	Securities
					Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)	Awards($)(1)	Options/SARs(#)(2)	Compensation($)(3)

Judith Ames Paul(4)	2005	$175,000		—	—	—	$7,875
Co-Chairman of the Board	2004	178,782		—	—	—	7,934
	2003	215,532		—	—	14,749	9,574
Terrance D. Paul(5)	2005	$250,000		—	—	—	$11,250
Co-Chairman of the Board	2004	293,773		—	—	—	13,220
	2003	384,988		—	—	14,749	17,324
John R. Hickey(6)	2005	$477,086	(7)	—	—	140,082	$21,469
President and Chief	2004	428,745		—	—	72,556	19,294
Executive Officer	2003	363,321		—	—	75,214	16,222
Steven A. Schmidt(8)	2005	$292,509		—	—	15,651	$13,137
Senior Vice President	2004	280,215		—	—	8,292	12,585
	2003	239,555		—	—	14,827	10,758
Mary T. Minch(9)	2005	$159,168		—	$19,997	1,674	$7,062
Vice President — Finance,	2004	128,366		—	—	—	5,776
Chief Financial Officer	2003	4,808		—	—	—	—
and Secretary

(1)	Reflects restricted stock granted under our 1997 stock incentive plan. The value included in the table is based on the closing market price of our common stock on the date of grant of $20.26 per share, multiplied by 987 shares. As of December 31, 2005, Ms. Minch had 987 shares valued at $18,664 (based on a year-end 2005 closing market price of $18.91 per share). Restricted stock vests in four equal annual installments beginning on the first anniversary of the date of grant. Dividends are paid on restricted stock that is granted.

(2)	Reflects options granted under our 1997 stock incentive plan. In April 2005, our compensation committee made the decision to accelerate all outstanding stock options such that all such options vested immediately. Stock options granted after April 2005 were likewise subject to immediate vesting.

(3)	These figures reflect 401(k) plan and supplemental executive retirement plan (“SERP”) matching amounts contributed by us. The breakdown of 401(k) plan and SERP payments contributed by us in 2005 is as follows: Ms. Paul — $7,875 and $0; Mr. Paul — $9,450 and $1,800; Mr. Hickey — $9,450 and $12,019; Mr. Schmidt — $9,450 and $3,687; and Ms. Minch — $7,062 and $0.

(4)	Ms. Paul became chairman of the board of directors in February 2006. Ms. Paul previously served as co-chairman of the board of directors with Mr. Paul from July 2003 until February 2006.

(5)	Mr. Paul became president and chief executive officer of the company in February 2006. Mr. Paul previously served as co-chairman of the board of directors with Ms. Paul from July 2003 until February 2006 and as chief executive officer of the company from August 2002 until July 2003.

(6)	Mr. Hickey served as president and chief executive officer of the company from July 2003 until February 2006. Mr. Hickey resigned on February 15, 2006.

(7)	Includes $29,548 paid to Mr. Hickey for accrued, but unused vacation time.

(8)	Mr. Schmidt served as senior vice president of administration and operations of the company from November 2005 until January 2006, as executive vice president of the company from November 2004 until November 2005 and as chief financial officer and secretary of the company from August 1999 until November 2004. Mr. Schmidt resigned on January 17, 2006.

(9)	Ms. Minch became chief financial officer and secretary of the company in November 2004. Ms. Minch joined the company in December 2003.
      Option Grants. The following table provides information on options granted to our named executive officers during 2005.
Option/SAR Grants In Last Fiscal Year

	Individual Grants

		% of Total
	Number of Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	($/sh)(2)	Date(3)	Value($)(4)

Judith Ames Paul	—	—	—	—	—
Terrance D. Paul	—	—	—	—	—
John R. Hickey(5)	56,365	34.33%	$16.30	3/1/15	$459,938
	83,717	50.98%	$23.89	7/20/15	$965,257
Steven A. Schmidt(6)	6,442	3.92%	$16.30	3/1/15	$52,567
	9,209	5.61%	$23.89	7/20/15	$106,180
Mary T. Minch	1,674	1.02%	$23.89	7/20/15	$19,301

(1)	The vesting schedule of the March 2005 option grants was accelerated on April 25, 2005 such that all such options vested immediately. The July 2005 option grants vested immediately.

(2)	All options have an exercise price equal to 100% of the fair market of the common stock on the date of grant.

(3)	Subject to earlier expiration in the event of termination of employment, all options expire ten years from the date of grant.

(4)	The grant date present values were determined using the Black-Scholes option pricing model with the following common assumptions: a 5 year expected period of time to exercise; a risk-free weighted average rate of return of 4.0%; an expected dividend yield of 1.01%; and a weighted average volatility factor of 57.08%. The Black-Scholes model produced a per share value of $8.16 for the March 2005 option grants and $11.53 for the July 2005 option grants.

(5)	Mr. Hickey resigned as an officer and director of the company on February 15, 2006. Under the terms of Mr. Hickey’s severance agreement described herein, the company purchased from Mr. Hickey the options issued in the March 2005 option grant (among others) at a price equal to the difference between the exercise price of such options and the closing market price of the company’s common stock on February 15, 2006. Mr. Hickey’s unexercised options received in the July 2005 option grant (as well as other options held that were not purchased by the company) will expire 90 days after Mr. Hickey’s resignation, on May 16, 2006, in accordance with their terms.

(6)	Mr. Schmidt resigned as an officer of the company on January 17, 2006. As a result, Mr. Schmidt’s unexercised options received in the March 2005 and July 2005 option grants (as well as other unexercised options) will expire 90 days after Mr. Schmidt’s resignation, on April 17, 2006, in accordance with their terms.

      Option Exercises. The following table provides information on options exercised during 2005, and options held at year-end, by our named executive officers.
Aggregated Option/SAR Exercises In Last Fiscal Year And
FY-End Option/SAR Values

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-the-Money Options/SARs
	Shares		Options/SARs at FY-End(#)			at FY-End($)(3)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable(2)		Unexercisable	Exercisable(3)	Unexercisable

Judith Ames Paul	—	—	122,813		—	$140,090	—
Terrance D. Paul	—	—	122,813		—	$140,090	—
John R. Hickey	73,577	$35,475	520,193	(4)	—	$1,237,976	—
Steven A. Schmidt	—	—	70,315	(5)	—	$54,360	—
Mary T. Minch	—	—	1,674		—	$0	—

(1)	Value realized represents the difference between the fair market value of the underlying common stock at the closing market price on the exercise date and the exercise price of the option.

(2)	Consists of options for shares which were exercisable as of, and/or exercisable within 60 days of, December 31, 2005.

(3)	Value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise price of the option and the fair market value of the underlying common stock at the year end 2005 closing market price of $18.91 per share. These values, unlike any amounts which may be set forth in the column headed “value realized,” have not been, and may not be, realized. The actual gains, if any, on exercise will depend on the value of the common stock on the date of exercise. There can be no assurance that these values will be realized.

(4)	See description of Mr. Hickey’s severance agreement herein for a discussion of the treatment of his options as a result of his resignation from the company.

(5)	See footnote (6) in the preceding table for a discussion of the treatment of Mr. Schmidt’s options as a result of his resignation from the company.
SEVERANCE AGREEMENTS
      On February 15, 2006, we entered into a severance agreement with John R. Hickey, in connection with his resignation from all offices, positions, titles and capacities held with the company and its affiliates, including his positions as our president, chief executive officer and a member of our board of directors. Under the terms of the agreement, Mr. Hickey will receive two years salary continuation at his current annual salary rate of $457,000 and his health insurance benefits will continue for two years. The company will pay 100% of the costs of such health insurance coverage for the first 18 months; during the last six months, the company will pay an amount equal to the employer’s share of health insurance coverage the company normally pays for full-time employees. These insurance benefits will terminate if Mr. Hickey becomes eligible for coverage from a subsequent employer. Mr. Hickey is also entitled to receive all vested benefits accrued as of February 15, 2006 under our 401(k), SERP and other retirement plans currently in effect in accordance with the terms of such plans. However, we will not make any contributions to such plans for services rendered after such date. We also agreed to pay Mr. Hickey $126,223 for his accrued and unused vacation time.
      Pursuant to the agreement, we purchased the 79,872 shares of common stock of the company that Mr. Hickey held for a total purchase price of $1,419,325 (based on the February 15, 2006 closing market price of our common stock of $17.77 per share). We also purchased Mr. Hickey’s in-the-money stock options for 214,687 shares of common stock for a total purchase price of $992,701 (based on an amount per share equal to the difference between the February 15, 2006 closing market price of our common stock of $17.77 and the exercise price of each such option). In accordance with the terms of Mr. Hickey’s stock option agreements, he will be entitled to exercise his remaining options for 305,506 shares of our common stock (i.e., those options we did not purchase) for a period of 90 days after his resignation, ending on May 16, 2006. During the two-year salary continuation period, Mr. Hickey has agreed that he will periodically consult with and provide information to the company with respect to matters with which he was familiar while employed by the company. Such assistance will not exceed more than 10 hours per month for the first six months or more than two hours a month thereafter during the next 18 months. Mr. Hickey has also agreed to release the company from any and all claims existing as of February 15, 2006, subject to certain exceptions.
      During the two-year salary continuation period, Mr. Hickey has agreed not to compete with the company or to attempt to hire away any company employees or consultants; however, he may hire any former employee or consultant of the company provided that he did not induce or attempt to induce such employee or consultant to terminate their employment or engagement with the company. Mr. Hickey is indefinitely restricted from disclosing any information that constitutes a trade secret of the company’s under Wisconsin law and is also restricted for a period of two years from disclosing any confidential information of the company.
      Under the agreement, Mr. Hickey agreed to remain bound by the provisions of certain existing agreements that provide for the assignment to the company of any inventions or intellectual property that he may have developed while employed. Mr. Hickey also agreed that if he breaches any of the provisions of the severance agreement, the company may recover all monies paid to him under the agreement for salary continuation and health insurance benefits and suspend any future such payments to him.
NON-EMPLOYEE DIRECTOR COMPENSATION
      During 2005, directors who were not employees received a fee of $1,000 for each board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. For each committee meeting attended, these directors received the following fees, plus out-of-pocket expenses: (i) the chairman of the audit committee received $1,000 for each audit committee meeting attended, while the other audit committee members received $750 for each such meeting, (ii) the chairman of the compensation committee received $750 for each compensation committee meeting attended, while the other compensation committee members received $500 for each such meeting and (iii) the chairman of the nominating committee received $750 for each nominating committee meeting, while the other nominating committee members received $500 for each such meeting. Each non-employee director also receives a $6,000 annual cash retainer, payable quarterly.
      In addition, in March 2005 and July 2005, each non-employee director received options under our 1997 stock incentive plan to purchase 4,601 and 6,279 shares, respectively, at an exercise price of $16.30 per share and $23.89 per share, respectively, which options vest immediately and expire ten years from the date of grant (provided that, in the event a non-employee director resigns from the board or his or her service is otherwise terminated, the non-employee director shall have two years from the date of resignation/termination to exercise such options before they expire).
COMPENSATION COMMITTEE REPORT
      The compensation committee consists of Messrs. Jordan (Chairman), Grunewald and Gunnlaugsson, and Dr. Ryan. The committee is responsible for, among other things, reviewing the company’s executive compensation goals, policies and philosophies and monitoring the appropriateness of the company’s executive compensation practices, and reviewing management’s recommendations regarding executive compensation and, as appropriate, approving the same. The committee also administers our 1997 stock incentive plan and our incentive bonus plan, with responsibility for determining the awards to be made under such plans to our executive officers and to other eligible individuals. The committee reviews and, as appropriate, approves compensation programs for executive officers in July of each year.
      The compensation structure for our executive officers consists of three components: base salary, cash bonus and equity based compensation, consisting of stock option grants and/or restricted stock awards.

      Base salaries are set after consideration of a number of factors, including the individual’s level of responsibility, experience and past performance record. When setting the base salaries of our executive officers in 2005, the committee also considered published survey data for national executive wage increase projections and the reported salaries of executives at publicly traded companies comparable to the company in terms of industry sector, geographic region, annual revenues and number of employees. An independent compensation consultant was engaged by the company to determine whether the methodology used in preparing comparison materials was sound and to make recommendations for improvements to the process. The consultant’s opinions and recommendations were included as part of the committee’s review of executive compensation.
      Cash bonuses are calculated as a percentage of base salary and are awarded if and to the extent that growth goals for the company are achieved. Equity based compensation is awarded after a review of a number of factors, including the performance of the company, the relative levels of responsibility of the executive and his or her contributions to the business, and competitiveness with companies similar to ours.
      In addition, executive officers are entitled to participate in the company’s 401(k) plan, which is available to all the company’s U.S. employees who meet certain service requirements, and supplemental executive retirement plan, which is only available to senior management. Company matching contributions, which are limited to a maximum of 4.5% of pretax compensation on a combined basis for both plans, and vesting provisions are the same under both plans.
      In 2005, the committee did not set the compensation of our executive officers at any specific level as compared to the compensation levels of the companies reviewed. Also, in making its decisions, the committee did not assign relative weights or importance to any specific measure of our financial performance.
      Base Salary. Relying primarily on the factors noted above, the committee sets the base salaries of our executive officers at levels designed to attract and retain highly qualified individuals. After consideration of the information available to it, the committee determined to increase base salaries for Messrs. Hickey and Schmidt and Ms. Minch, our chief executive officer, senior vice president and chief financial officer, respectively, in 2005 by 4%, 4% and 8%, respectively. As a result of these increases, base salaries for Messrs. Hickey and Schmidt and Ms. Minch were set at $457,000, $298,116 and $165,780, respectively. These increases were driven primarily by the officers’ performance and contributions over the prior year and the compensation levels of executives in the comparison group of companies described above. The committee made no changes to the base salaries of Mr. and Mrs. Paul. Accordingly, base salaries for Mr. and Mrs. Paul remained at $250,000 and $175,000, respectively. The committee believes that the base salary levels of our executives are appropriate relative to our size and financial performance compared with the other companies reviewed.
      Cash Bonus. The company’s incentive bonus plan, or executive (cash) bonus plan, permits certain key personnel who participate in the plan to receive a cash bonus based on a percentage of their base salary which is tied to the performance of the company. Bonus awards are subject to a four year vesting period, vesting 25% per year beginning one year from the date of the initial award. The vested portion of each bonus award is then paid out to personnel who are on the active payroll on the date of each step vesting. In 2005, the committee approved bonus plans for Mr. Schmidt and Ms. Minch. The plan allows for a bonus payment of 0% of base salary if company growth goals are not met to a maximum of 100% of base salary for Mr. Schmidt and 70% of base salary for Ms. Minch if such goals are achieved. No other cash bonuses were approved for executive officers in 2005. The measurement period for calculating the bonuses payable to Mr. Schmidt and Ms. Minch under the incentive bonus plan, formerly a calendar year period, was changed in 2005 to the period from July 1 to June 30. The cash bonuses that were approved by the committee in 2005 will be awarded as of June 30, 2006, for the 12-month period then ended, assuming certain growth goals for the company are met (however, since Mr. Schmidt is no longer employed with the company, he is not eligible for such bonus, if awarded).
      Equity Based Compensation. Stock options are granted to executives pursuant to our 1997 stock incentive plan at the fair market value of the stock on the date of grant, vest immediately, expire ten years from the date of grant, and only have future value if the stock price appreciates from the date of grant. Similarly, restricted stock awards may be granted to executives pursuant to our 1997 stock incentive plan and generally are subject to a four year vesting period, vesting 25% per year beginning one year from the date of the initial award. The committee believes that equity based compensation awards are an effective means of incenting senior management to increase the long-term value of our common stock as well as aiding the company in attracting and retaining senior management.
      Based on a review of the information described above, in 2005, the committee determined to increase the current dollar value of stock option grants to Messrs. Hickey and Schmidt by 8.8% and 4.8%, respectively. As a result of these increases, the current dollar value of stock options granted to Messrs. Hickey and Schmidt as of the date of grant was $2,000,000 and $220,000, respectively. The committee also granted a stock option to Ms. Minch with a current dollar value, as of the date of grant, of $40,000 and a restricted stock award of 987 shares of common stock. No equity based compensation awards were made to Mr. or Mrs. Paul in 2005. The current dollar value of a stock option grant refers to the annual dollar value of the shares subject to option at the date of grant and not to the actual value to the executive, which is zero unless the stock appreciates from the date of grant. The committee increased the value of stock options granted to Messrs. Hickey and Schmidt and granted a stock option and awarded a restricted stock grant to Ms. Minch for the same reasons noted above regarding base salary increases. The committee believes that the total compensation package provided to executive officers, including stock options and restricted stock, is appropriate relative to all factors considered by the committee.
      CEO Compensation. In evaluating Mr. Hickey’s compensation, the committee reviewed the compensation levels of chief executive officers of the comparison group of companies described above. On the basis of this information, as well as a review of Mr. Hickey’s performance and contributions over the prior year, the committee determined to increase Mr. Hickey’s base salary by $17,575, or 4%, and to increase the current dollar value of stock options granted to him by $162,500, or 8.8%. All such options were fully vested on the date of grant. Decisions relating to Mr. Hickey’s compensation were not specifically tied to any specific financial performance criteria of the company. However, Mr. Hickey received substantial stock options as part of his compensation, which have no value unless the price of the company’s stock (which is tied to the performance of the company) appreciates from the date of grant. The committee believes its decisions relating to Mr. Hickey’s compensation for 2005 were appropriate given our size and financial performance. See the description of Mr. Hickey’s severance agreement herein for a discussion of the treatment of his stock options as a result of his resignation from the company.
      Federal income tax law prohibits publicly held companies from deducting certain compensation paid to a named executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the committee pursuant to plans approved by our shareholders, the compensation is not included in the computation of this limit. Although the committee intends, to the extent feasible and where it believes it is in the best interests of the company and our shareholders, to attempt to qualify executive compensation as tax deductible, it does not intend to permit this tax provision to dictate the committee’s development and execution of effective compensation plans.
The Compensation Committee:

Harold E. Jordan, Chairman	John H. Grunewald

Gordon H. Gunnlaugsson	Judith A. Ryan
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the compensation committee has ever been an officer or employee of our company or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our directors is an executive officer.

AUDIT COMMITTEE REPORT
      The audit committee consists of Messrs. Grunewald (Chairman), Jordan and Gunnlaugsson, and Dr. Ryan. In accordance with its written charter adopted by the board of directors, the audit committee assists the board in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to corporate accounting, financial reporting practices and the quality and integrity of our financial reports. The primary responsibility of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements and to report the results of its activities to the board. It is not the responsibility of the audit committee to plan or conduct audits or to determine that our financial statements are complete, accurate or in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing our financial statements. Deloitte & Touche LLP (Deloitte) currently serves as our independent auditors and has done so since replacing Arthur Andersen LLP in May 2002.
      Auditor Independence and 2005 Audit. In discharging its duties, the audit committee obtained from Deloitte a formal written statement describing all relationships between Deloitte and the company that might bear on Deloitte’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In connection with the receipt of this written statement, the audit committee discussed with Deloitte matters relating to Deloitte’s independence.
      The audit committee also discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, with and without management present, the audit committee discussed and reviewed our audited financial statements as of and for the year ended December 31, 2005 and the results of Deloitte’s examination thereof.
      Based on these reviews and discussions with management and Deloitte, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2005.
      Audit Fees. The aggregate fees billed for professional services rendered by Deloitte for (1) the audit of our financial statements as of and for the year ended December 31, 2005, (2) the review of the financial statements included in our Form 10-Q filings for 2005 and (3) consents and other services provided during 2005 related to Securities and Exchange Commission (SEC) matters, were $263,000. The aggregate fees billed for professional services rendered by Deloitte for (1) the audit of our financial statements as of and for the year ended December 31, 2004, (2) the review of the financial statements included in our Form 10-Q filings for 2004 and (3) consents and other services provided during 2004 related to SEC matters, were $195,000.
      Audit-Related Fees. The aggregate fees billed in 2005 and 2004 for assurance and related services rendered by Deloitte that are reasonably related to the performance of the audit or review of our financial statements, were $49,985 and $13,590, respectively. Services rendered in this category consisted of assistance with the preparation of filings submitted to the SEC for the AlphaSmart acquisition and the Generation21 divestiture in 2005 and (1) financial accounting and reporting consultations and (2) advisory services related to Section 404 of the Sarbanes-Oxley Act in 2004.
      Tax Fees. The aggregate fees billed in 2005 and 2004 for professional services rendered by Deloitte for tax compliance, tax advice and tax planning, were $17,740 and $15,130, respectively. Services rendered in this category consisted of tax compliance, including federal and state tax return review.
      All Other Fees. The aggregate fees billed in 2005 and 2004 for products and services provided by Deloitte, other than services reported above, were $0 and $5,057, respectively. Services rendered in this category consisted of acquisition-related due diligence services.
      Pre-Approval Policies and Procedures. As part of its written charter, the audit committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the audit committee, subject, with respect to non-audit services, to a de minimis exception (described below) and to the following additional requirements: (1) such services must not be prohibited under applicable federal securities rules and regulations and (2) the audit committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of the company or be a promoter of the company’s stock or other financial interests. The chair of the audit committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full audit committee at its next scheduled meeting.
      During 2005, all of the non-audit services provided by Deloitte were pre-approved by the audit committee. Accordingly, the committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the audit committee prior to the completion of the audit.
The Audit Committee:

John H. Grunewald, Chairman	Harold E. Jordan

Gordon H. Gunnlaugsson	Judith A. Ryan
CERTAIN RELATIONSHIPS AND TRANSACTIONS
      During the past year, Piper Jaffray served as one of our agents under our stock repurchase program and may do so again in the current year. During 2005, the aggregate amount paid to Piper Jaffray for such services was $49,805. Addison L. Piper, a member of our board of directors, is vice chairman of the board of directors of Piper Jaffray.
      From time to time, our directors and officers may sell shares of their common stock to us pursuant to our stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.
PENDING LEGAL PROCEEDINGS
      None of our directors, officers or beneficial owners of more than 5% of shares of our common stock is an adverse party or has an interest adverse to us in any material pending legal proceeding.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file reports with the Securities and Exchange Commission within specified time frames disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2005, all filing requirements were complied with.

PERFORMANCE GRAPH
      The following graph compares the total stockholder return on our common stock for the five year period from December 31, 2000 through December 31, 2005 with that of the Nasdaq Stock Market Index and a peer group index constructed by us. The companies included in our peer group index are Laureate Education, Inc. (LAUR), Blackboard, Inc. (BBBB), Learning Tree International (LTRE), Princeton Review, Inc. (REVU), School Specialty, Inc. (SCHS), Skillsoft PLC (SKIL) and Plato Learning, Inc. (TUTR). AlphaSmart, Inc. (ALSM), which was included in our peer group index, has been removed following our acquisition of ALSM on June 27, 2005.
      The total return calculations set forth below assume $100 invested on December 31, 2000 with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 2005. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.
Comparison of Cumulative Total Return
Among Renaissance Learning, Inc.,
The Nasdaq Stock Market (U.S.) Index and a Peer Group Index

	Cumulative Total Return
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Renaissance Learning, Inc.	$100	$90.62	$56.21	$71.58	$60.02	$61.84
Nasdaq Stock Market (U.S.)	$100	$79.08	$55.95	$83.35	$90.64	$92.73
Peer Group Index	$100	$81.48	$36.32	$66.08	$70.01	$80.57

INDEPENDENT AUDITORS
      We have selected Deloitte & Touche LLP (Deloitte) as our independent auditors for the fiscal year ending December 31, 2006. Deloitte was also selected to audit our consolidated financial statements for the fiscal years ended December 31, 2003, 2004 and 2005. Representatives of Deloitte will be present at the annual meeting to make any statement they may desire and to respond to questions from shareholders.

SUBMISSION OF SHAREHOLDER PROPOSALS
      In accordance with our by-laws, nominations, other than by or at the direction of the board of directors or the nominating committee, of candidates for election as directors at the 2007 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2007 annual meeting of shareholders must be submitted to us not later than December 20, 2006. Shareholder proposed nominations must be made in accordance with the applicable provisions of our by-laws, which are described above under “Proposal One: Election of Directors — Nominating Committee.” Shareholder proposed business must also be made in accordance with our by-laws which provide, among other things, that such proposals must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2007 annual meeting of shareholders must be received by us at our principal executive offices, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 13, 2006. Proposals should be directed to Ms. Mary T. Minch, our corporate secretary. To avoid disputes as to the date of receipt, we suggest that any shareholder proposal be submitted by certified mail, return receipt requested.
PROPOSAL TWO: OTHER MATTERS
      Although we are not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.
      You may obtain a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2005 at no cost by writing to Investor Relations, Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

By Order of the Board of Directors,

Mary T. Minch, Secretary

Proxy Card
RENAISSANCE LEARNING, INC.
This Proxy is Solicited by the Board of Directors
for use at the Annual Meeting on April 19, 2006
          The undersigned appoints Mary T. Minch and Allen S. Thurber, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Renaissance Learning, Inc. held of record as of February 27, 2006 by the undersigned at the 2006 annual meeting of shareholders of Renaissance Learning, Inc. to be held on April 19, 2006 and at any adjournment thereof.
          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for directors (which proposal is being proposed by the Board of Directors).
(See reverse for voting instructions.)

Renaissance Learning, Inc. 2006 Annual Meeting
The Board of Directors Recommends a Vote FOR Item 1.

1.	ELECTION OF DIRECTORS:

(To serve until the 2007 Annual Meeting and until their successors are elected and qualified)	01-Judith Ames Paul 02-Terrance D. Paul 03-John H. Grunewald 04-Gordon H. Gunnlaugsson 05-Harold E. Jordan 06-Addison L. Piper 07-Judith A. Ryan	☐	Vote FOR all nominees listed to the left (except as specified below).	☐	Vote WITHHELD from all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Date:

Address Change? Mark Box. ☐

Indicate changes below.
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